Exhibit 23

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Registration Nos. 2-85483, 33-02768, 33-11904, 33-37224, 33-46671, 333-10725, 333-41861, 333-53383 and 333-78767) of ECC International Corp., and Subsidiaries of our report dated August 11, 2003 relating to the financial statements and financial statements schedule, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Orlando, Florida
September 3, 2003